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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        DATE OF REPORT: DECEMBER 20, 2001
                        (DATE OF EARLIEST EVENT REPORTED)

                                   AKORN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         LOUISIANA                      0-13976                 72-0717400
(STATE OR OTHER JURISDICTION       (COMMISSION FILE          (I.R.S. EMPLOYER
    OF INCORPORATION)                   NUMBER)             IDENTIFICATION NO.)

                              2500 MILLBROOK DRIVE
                          BUFFALO GROVE, ILLINOIS 60089
                    (Address of principal executive offices)

                                 (847) 279-6100

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)





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Item 5.   Other Matters and Regulation FD Disclosure

          On December 20, 2001, Akorn, Inc. ("Akorn") and NeoPharm, Inc., ("NeoPharm") entered into a $3.25 million five-year loan (the "Loan") to fund Akorn's efforts to complete its lyophilization facility located in Decatur, Illinois. In return for the financing, NeoPharm will receive priority for 15% of the production capacity of the new lyophilization facility. Akorn believes that the completion of the lyophilization will provide new and highly valuable manufacturing capacity and is an important component of its future growth.

Under terms of the Promissory Note, dated December 20, 2001, by Akorn to NeoPharm (the "Note"), interest will accrue at an initial rate of 3.6% and will be reset quarterly based upon NeoPharm's average return on its cash and readily tradable long and short-term securities during the previous calendar quarter. The principal and accrued interest is due and payable on or before maturity on December 20, 2006. The Note provides that Akorn will use the proceeds of the loan solely to validate and complete the lyophilization facility located in Decatur, Illinois.

In addition, the Note was executed in conjunction with a Processing Agreement, dated December 20, 2001, between Akorn and NeoPharm. The term of the Processing Agreement will have an initial term commencing on the date the warning letter sanctions imposed by the FDA pursuant to Form 483 or current GMP regulations on the facility have been removed (the `Effective Date") and ending on the later of
(i) the fifth anniversary of the Effective Date or (ii) two years after Akorn pays all principal and interest on the Loan. The Processing Agreement will automatically extend for two additional five-year periods beyond the initial term, provided, however, that either Akorn or NeoPharm may terminate the Processing Agreement with 90 days notice prior to expiration. The Processing Agreement provides NeoPharm with the option of securing at least 15% of the capacity of Akorn's lyophilization facility each year. In addition, NeoPharm will receive the lowest price then being offered by Akorn for similar services for the manufacture of NeoPharm's products.

The Note will be subordinated to Akorn's senior debt owed to The Northern Trust Company ("Northern") under the Amended and Restated Created Agreement, dated September 15, 1999, as amended by a Forbearance Agreement, dated July 12, 2001 ("Akorn's Credit Facility") pursuant to a Subordination Agreement, dated December 20, 2001 between NeoPharm and Northern. This Subordination Agreement provides that NeoPharm will subordinate its rights to repayment of amounts due under the Note to Northern's rights to repayment of amounts due under Akorn's Credit Facility.

The Note will be senior to Akorn's subordinated debt owed to the John N. Kapoor Trust dtd. 9/29/89 (the "Trust") under a Convertible Bridge Loan and Warrant Agreement, dated July 13, 2001 ("Akorn's Subordinated Debt"), pursuant to a Subordination Agreement dated December 20, 2001 between NeoPharm and the Trust. This Subordination Agreement provides that the Trust will subordinate its rights to repayment of amounts due under the Akorn Subordination Agreement to NeoPharm's rights to repayment of amounts due under the Note.


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In addition, the act of Akorn entering into the Note will or may cause one or more of the conditions of Akorn's Credit Facility to fail to be satisfied. Northern has granted a waiver to this violation pursuant to a Waiver Letter, dated as of December 20, 2001, between Akorn and Northern.

On December 21, 2001, Akorn issued a press release related to the transactions discussed in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1.




Item 7.   Financial Statements and Exhibits

(c) Exhibits

          Exhibit
          Number                       Description

          99.1             Press Release dated December 21, 2001.








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                                    SIGNATURE

          Pursuant to the requirements of The Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  AKORN, INC.


                                  By: /s/Bernard J. Pothast
                                      ---------------------------------------
                                  Bernard J. Pothast, Chief Financial Officer

                                  Dated:  January 22, 2002





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                                  EXHIBIT INDEX


          Exhibit
          Number                         Description

          99.1              Press Release dated December 21, 2001.